Exhibit 99.1

Coach to Acquire Luxury Designer Footwear Brand Stuart Weitzman from Sycamore Partners

Complements Leadership Position in Accessories; Transaction, Valued at up to $574 Million, Expected to be Immediately Accretive and Provide Incremental Opportunity for Growth

NEW YORK--(BUSINESS WIRE)--January 6, 2015--Coach, Inc. (NYSE:COH, SEHK:6388), a leading New York design house of modern luxury accessories and lifestyle collections, today announced that it has signed a definitive agreement with private equity firm Sycamore Partners to acquire Stuart Weitzman Holdings LLC, a leading designer and manufacturer of women's luxury footwear. The transaction will complement Coach’s current leadership position in premium handbags and accessories, while immediately adding to the company’s earnings as it continues to make meaningful progress against its brand transformation announced earlier this year.

Victor Luis, Chief Executive Officer, Coach, Inc., said, "Stuart Weitzman is a leading American luxury designer footwear brand with a solid growth trajectory and further significant domestic and international development potential. Importantly, the size, scope and vibrancy of the Stuart Weitzman brand, along with the continuity of its management team, allows for a seamless transition to Coach ownership, as we continue to focus on Coach’s brand transformation. Over the medium term, we look forward to advancing the Stuart Weitzman brand’s global development, especially by leveraging Coach’s international infrastructure and expertise in handbags and accessories. In addition, we look forward to benefiting from the Stuart Weitzman team’s expertise in footwear development where they’re proven leaders in fashion and fit. Our strong balance sheet provides the flexibility to take advantage of this opportunity while re-investing in our core business and continuing to maintain our dividend at current levels."

Stuart Weitzman, Creative Director and Executive Chairman of Stuart Weitzman Holdings LLC, said, “What an exciting beginning to the new year. People Magazine has named our “Highland” the Trendsetter Boot of 2014, Life & Style Weekly has recognized our “Nudist” as the ‘It Shoe’ and the Celebrity Red Carpet Shoe of 2014. And Coach has selected us as its first acquisition. In Coach, we have found a strategic partner that respects our culture, and offers the scale, resources, and global business acumen to enable us to realize our full potential. We are excited to be working with the Coach team and leveraging its strong infrastructure to help us drive efficiency and expand our product mix to an even broader consumer base worldwide. We also look forward to supporting the Coach team with our technical and merchandising expertise in footwear."

Stuart Weitzman markets its products in fine specialty and department stores worldwide and in its own retail stores in the U.S. and Europe. Stuart Weitzman realized net revenues of approximately $300 million for the twelve months ended September 30, 2014.

Over the last five years, Stuart Weitzman has experienced robust growth with sales growing at a 10% compounded annual rate driven by distribution, e-commerce and same store sales gains. Over the same period, the company has gained increasing global recognition by being the choice of key celebrities; with its iconic campaigns featuring Gisele, Kate Moss and Natalia Vodianova, all photographed by Mario Testino. The company has developed a global multi-channel distribution network including directly operated stores in the U.S. and Europe, international licensed stores and shop-in-shops, and a significant global wholesale business, with the brand currently available in 70 countries. Stuart Weitzman will continue as Creative Director and Executive Chairman of Stuart Weitzman Holdings LLC, and together with Wayne Kulkin, Chief Executive Officer of Stuart Weitzman, and their management team, remains fully committed to the growth of the business.

Under the terms of the agreement, Coach will make initial cash payments of approximately $530 million to Sycamore Partners. In addition, Coach will make up to $44 million in contingent payments to Sycamore Partners upon the successful achievement of selected revenue targets over the three years following the closing of the acquisition.

Coach will finance the transaction with cash on hand or other sources of financing available to the company in the credit and capital markets. The acquisition is expected to be accretive to earnings per share, exclusive of transaction-related charges including anticipated purchase accounting adjustments and contingent payments related to the transaction, and is anticipated to close by May 2015, subject to customary closing conditions, including expiration of the Hart-Scott-Rodino Antitrust waiting period.

The financial adviser to Coach was Perella Weinberg Partners. Goldman, Sachs & Co. and Citigroup Global Markets, Inc. acted as financial advisers to Sycamore Partners.

About Coach, Inc.

Coach, established in New York City in 1941, is a leading design house of modern luxury accessories and lifestyle collections with a rich heritage of pairing exceptional leathers and materials with innovative design. Coach is sold worldwide through Coach stores, select department stores and specialty stores, and through Coach’s website at www.coach.com. Coach’s common stock is traded on the New York Stock Exchange under the symbol COH and Coach’s Hong Kong Depositary Receipts are traded on The Stock Exchange of Hong Kong Limited under the symbol 6388.

About Stuart Weitzman Holdings LLC

Stuart Weitzman, a legendary designer and manufacturer of women’s luxury footwear, operates 47 retail stores across the United States, including New York, Beverly Hills, Chicago, Boston and Las Vegas. The company also has 71 international stores including seven directly operated locations, 18 global shop-in-shops, and e-commerce sites in the United States, Canada, Europe and Hong Kong. Stuart Weitzman footwear and accessories are sold in more than 70 countries.

A luxury brand built upon the idea of creating a beautifully-constructed shoe, Stuart Weitzman’s main objective has always been to merge fashion and function. The award-winning styles created by founder and designer Stuart Weitzman are engineered to feel as good as they look, and to look as good as they feel.

Stuart Weitzman is a portfolio company of Sycamore Partners, a private equity firm based in New York specializing in consumer and retail investments.

About Sycamore Partners

Sycamore Partners is a private equity firm based in New York specializing in consumer and retail investments. The firm has more than $3.5 billion in capital under management. The firm’s strategy is to partner with management teams to improve the operating profitability and strategic value of their businesses. The firm’s investment portfolio currently includes Aéropostale, Coldwater Creek, Hot Topic, Jones New York, the Kasper Group, Kurt Geiger, MGF Sourcing, Nine West Holdings, Pathlight Capital, Stuart Weitzman and Talbots.

Neither the Hong Kong Depositary Receipts nor the Hong Kong Depositary Shares evidenced thereby have been or will be registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States or to, or for the account of, a U.S. Person (within the meaning of Regulation S under the Securities Act), absent registration or an applicable exemption from the registration requirements. Hedging transactions involving these securities may not be conducted unless in compliance with the Securities Act.

This press release contains forward-looking statements based on management’s current expectations. These statements can be identified by the use of forward-looking terminology such as “may,” “will,” “should,” “expect,” “intend,” “ahead,” “estimate,” “on track,” “to be,” “on course,” “forward to,” “future,” “to lead,” “provide,” “to help,” “to delivering,” “to benefiting,” “to advancing,” “believe,” “remains,” “to reinvigorate,” “to achieve,” “to enable,” “to realize,” “return to,” “to acquire,” “to execute,” “are positioned to,” “continuing to,” “trajectory,” “potential,” “project,” “guidance,” “target,” “forecast,” “anticipated,” or comparable terms. Future results may differ materially from management’s current expectations, based upon risks and uncertainties such as expected economic trends, the ability to anticipate consumer preferences, the ability to control costs, etc.

Additional risks and uncertainties related to the transaction include the following (i) the risk that the transaction disrupts current operations, (ii) the risk that anticipated synergies and opportunities as a result of the transaction will not be realized, (iii) difficulties or unanticipated expenses in integrating Stuart Weitzman into Coach; (iv) the risk that Stuart Weitzman does not performed as planned following the acquisition including that Stuart Weitzman will not achieve anticipated revenue targets; and (v) potential difficulties in employee retention following the consummation of the transaction. Please refer to Coach’s latest Annual Report on Form 10-K and its other filings with the Securities and Exchange Commission for a list of additional risks and important factors.

CONTACT:
Coach:
Analysts & Media:
Andrea Shaw Resnick, 212-629-2618
Global Head Investor Relations & Corporate Communications
or
Christina Colone, 212-946-7252
Director, Investor Relations
or
Stuart Weitzman:
Karen Ferko, 212-287-0671
Executive Vice President of Global Communications
or
Sycamore Partners:
Joele Frank, Wilkinson Brimmer Katcher
Michael Freitag, 212-355-4999